Exhibit 16.1


                               Weinberg & Baer LLC
                     115 Sudbrook Lane, Baltimore, MD 21208
                              Phone (410) 702-5660
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U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re: Makism 3D Corp.

Ladies and Gentlemen:

We have read Item 4.01 of Makism 3D Corp.'s Current Report on Form 8-K dated February 4, 2014, captioned "Changes in Registrant's Certifying Accountant," and are in agreement with the statements contained therein, as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,


/s/ Weinberg & Baer LLC
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Weinberg & Baer LLC
Baltimore, Maryland
February 4, 2014